Exhibit 16
                               Powers of Attorney

                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of GREAT PLAINS FUNDS and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             SIGNATURE                   TITLE                 DATE

          Edward C. Gonzales           President           April ___, 1999

          Beth Broderick               Treasurer           April ___, 1999
                              (Principal Financial
                             and Accounting Officer)

          Hugh Hansen                 Trustee             April ___, 1999

          George E. Howard            Trustee             April ___, 1999

          Dr. Martin J. Massengale    Trustee             April ___, 1999

          Keith C. Mitchell           Trustee             April ___, 1999


         Sworn to and subscribed before me this ____ day of April, 1999

                                  Notarial Seal